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                            CARTER, LEDYARD & MILBURN
                               Counsellors at Law
                                  2 Wall Street
                            New York, New York 10005
                                    ---------
                                 (212) 732-3200
                               Fax (212) 732-3232

                                                 May 24, 2002

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

              Re: SVT Inc.

Ladies and Gentlemen:

         We have acted as counsel for SVT Inc., a Delaware corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, of (1) the offer and sale from time to time of up to 39,958,707 shares of the Corporation's common stock by certain of its stockholders (the "Secondary Shares"), and (2) the offer and sale from time to time of up to 180,000 shares of its common stock issuable upon exercise of six options granted by the Corporation to six former directors of the Corporation (the "Option Shares"). The Option Shares may be either authorized but unissued shares or treasury shares.

         We have examined the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and such other documents as we have deemed relevant as a basis for our opinion hereinafter expressed.

         Based on the foregoing, we are of the opinion that (a) the Secondary Shares were legally issued and are fully paid and non-assessable, and (b) up to 180,000 previously unissued Option Shares which may be issued upon exercise of the abovementioned options, when issued and paid for in accordance with the terms of the option agreements, will be legally issued, fully-paid and non-assessable.
         We hereby consent to the filing of this opinion as an exhibit to the Corporation's Form S-2 Registration Statement for the Secondary Shares and the Option Shares, and to the references to us under the caption "Legal Matters" in the prospectus constituting Part I of such Form S-2 Registration Statement.

                                            Very truly yours,

                                            /s/CARTER, LEDYARD & MILBURN
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